Exhibit 99.1
F.N.B. CORPORATION REPORTS FIRST QUARTER 2007 EARNINGS
Hermitage, PA — April 19, 2007 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported first quarter 2007 net income of $17.4 million, or $0.29 per diluted share. These results represented a 7.4% increase compared to first quarter 2006 net income of $15.8 million, or $0.27 per diluted share, and were essentially equal to fourth quarter 2006 net income of $17.6 million, or $0.29 per diluted share. The Corporation’s return on equity for the first quarter of 2007 was 13.1%, its return on tangible equity was 26.8% and its return on assets was 1.17%.
Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation, commented, “We are off to a good start in 2007 with our first quarter results in line with our expectations. Strong commercial loan growth, increased fee revenue and continued strong asset quality were positive factors contributing to our results.”
Average commercial loans grew 11.7% annualized compared to the fourth quarter of 2006, reflecting solid organic growth in key Pennsylvania and Florida markets. This commercial loan growth was partially offset by seasonal declines in the consumer loan portfolios. The net result was an increase in total loans of 1.6% annualized compared to the prior quarter. In total, average earning assets decreased $21 million or 1.6% annualized from the prior quarter, reflecting a $30 million decrease in average securities, the proceeds from which were used to reduce long-term debt.
The continued success of First National Bank’s Lifestyle 50 account and roll-out of “Same Day Banking, All Day” helped mitigate seasonally lower demand deposit balances. While average deposits and repurchase agreements decreased 1.2% annualized from the prior quarter, period-end deposits and repurchase agreements increased 2.1% annualized compared to December 31, 2006.
Net interest income, on a fully taxable equivalent basis, increased slightly compared to the prior quarter, reflecting a stable net interest margin and loan growth. The 3.73% net interest margin for the first quarter of 2007 included six basis points of incremental benefit from $0.8 million of interest recovery on previously non-accruing loans. This benefit was mostly offset by having two fewer days during the first quarter of 2007 with which to receive net interest income. Excluding this benefit, the net interest margin has been stable for the last three quarters. Contributing to the stable net interest margin was the smallest increase in the cost of funds in eight quarters.

F.N.B. Corporation Page 2 of 4
Continued solid revenue growth from our primary businesses, including seasonal and organic increases in insurance and trust revenues, drove an 8.4% increase in non-interest income compared to the prior quarter. These increases were partially offset by lower bank service charges. The increase in other non-interest income compared to the prior quarter reflects swap fees earned through a new program for commercial customers and seasonal tax preparation fees. When compared to the first quarter of 2006, non-interest income increased 6.6% driven by organic growth in our insurance, securities and trust businesses. Non-interest income represented 30% of net revenue for the first quarter of 2007.
Non-interest expense increased $2.5 million to $41.9 million compared to $39.4 million for the fourth quarter of 2006. The start of a new year includes the effect of annual merit increases, the resetting of payroll taxes and higher state shares tax caused by acquisitions. Year over year, positive operating leverage was achieved as evidenced by the improvement in the efficiency ratio to 58.3% for the current quarter.
Asset quality continued at strong levels in the first quarter of 2007. Annualized net charge-offs for the first quarter of 2007 were 23 basis points of average loans, a 5 basis point improvement from the fourth quarter of 2006 and a 14 basis point improvement year over year. The ratio of non-performing loans to total loans was 63 basis points at March 31, 2007, an improvement from 66 and 81 basis points at December 31, 2006 and March 31, 2006, respectively, representing a favorable trend for five consecutive quarters.
The Corporation’s continued strong credit quality resulted in a provision for loan losses of $1.8 million in the first quarter of 2007, compared to $2.5 million in the prior quarter. At March 31, 2007, the allowance for loan losses was 1.22% of total loans and 2.0 times non-performing loans.
Shareholders’ equity at March 31, 2007 was $538 million, or $8.91 per common share. Tangible book value was $4.52 per common share at the end of the first quarter of 2007, an increase from $4.49 per common share at the end of the prior quarter. The Corporation’s leverage and tangible capital ratios were 7.4% and 4.8%, respectively, at March 31, 2007. The Corporation’s capital ratios continue to exceed federal bank regulatory “well capitalized” thresholds.
Mr. Gurgovits stated, “Our strategy of profitably managing our capital and taking advantage of select growth opportunities outside of our core western Pennsylvania market continues to produce a combination of single-digit earnings growth, high sustainable cash dividends and top-tier return on average tangible equity for our shareholders. Given our business growth plans, coupled with our strong credit and expense culture, we are optimistic about the remainder of 2007.”

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Conference Call
Management will host a quarterly conference call to discuss results for the first quarter of 2007, tomorrow, Friday, April 20, 2007, at 11:00 AM Eastern Daylight Time. Hosting the call will be Stephen J. Gurgovits, President and Chief Executive Officer, and Brian F. Lilly, Chief Financial Officer. The call can be accessed via telephone by dialing (877) 704-5378, or (913) 312-1292 for international callers, and entering confirmation number 4512111.
A replay of the call will be available from 2:00 PM Eastern Daylight Time until midnight Eastern Daylight Time on April 27, 2007. The replay can be accessed by dialing (888) 203-1112, or (719) 457-0820 for international callers, and entering confirmation number 4512111. A transcript of the call will be posted to the Shareholder and Investor Relations section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, Pennsylvania, had total assets of $6.0 billion at March 31, 2007. F.N.B. is a leading provider of banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, including its Legacy Bank and Legacy Trust Company Divisions, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 34 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

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Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.
# # #
Analyst/Institutional Investor Contact:
Bartley Parker, CFA 203-682-8250
bartley.parker@icrinc.com
Media Contact:
Kathryn Lima 724-981-4318
724-301-6984 (cell)
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2007	2006		1st Qtr 2007 -	1st Qtr 2007 -
				4th Qtr 2006	1st Qtr 2006
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$90,487	$90,760	$77,621	-0.3	16.6
Interest expense	42,567	42,802	31,802	-0.5	33.9

Net interest income	47,920	47,958	45,819	-0.1	4.6
Taxable equivalent adjustment	1,117	1,036	962	7.8	16.1

Net interest income (FTE)	49,037	48,994	46,781	0.1	4.8
Provision for loan losses	1,847	2,529	2,958	-27.0	-37.6

Net interest income after provision (FTE)	47,190	46,465	43,823	1.6	7.7

Service charges	9,618	9,940	9,690	-3.2	-0.7
Insurance commissions and fees	4,419	3,237	4,100	36.5	7.8
Securities commissions and fees	1,276	1,287	947	-0.9	34.7
Trust income	2,162	2,064	1,844	4.7	17.2
Gain on sale of securities	740	405	547	82.6	35.1
Gain on sale of loans	367	444	298	-17.4	23.2
Other	2,334	1,919	2,203	21.6	5.9

Total non-interest income	20,916	19,296	19,629	8.4	6.6

Salaries and employee benefits	22,266	20,199	21,318	10.2	4.4
Occupancy and equipment	7,165	7,244	6,678	-1.1	7.3
Amortization of intangibles	1,103	1,008	931	9.4	18.4
Other	11,362	10,944	10,844	3.8	4.8

Total non-interest expense	41,896	39,395	39,771	6.3	5.3

Income before income taxes	26,210	26,366	23,681	-0.6	10.7
Taxable equivalent adjustment	1,117	1,036	962	7.8	16.1
Income taxes	7,723	7,737	6,917	-0.2	11.6

Net income	$17,370	$17,593	$15,802	-1.3	9.9

Earnings per share
Basic	$0.29	$0.29	$0.28	0.0	3.6
Diluted	$0.29	$0.29	$0.27	0.0	7.4

Performance ratios (1)
Return on average equity	13.06%	12.88%	13.33%
Return on tangible equity (2)	26.79%	26.10%	25.45%
Return on average assets	1.17%	1.16%	1.14%
Return on tangible assets (3)	1.28%	1.25%	1.24%
Net interest margin (FTE)	3.73%	3.67%	3.82%
Yield on earning assets (FTE)	6.98%	6.84%	6.42%
Cost of funds	3.61%	3.55%	2.92%
Efficiency ratio (FTE) (4)	58.31%	56.21%	58.49%

Common stock data
Average basic shares outstanding	60,105,023	60,027,643	57,177,923	0.1	5.1
Average diluted shares outstanding	60,633,903	60,626,455	57,587,478	0.0	5.3
Ending shares outstanding	60,391,407	60,394,279	57,514,349	0.0	5.0
Book value per common share	$8.91	$8.90	$8.37	0.2	6.5
Tangible book value per common share	$4.52	$4.49	$4.56	0.7	-0.9
Dividend payout ratio	81.71%	80.65%	85.45%
(1)	Performance ratios are annualized, except for the efficiency ratio.

(2)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(3)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2007	2006		1st Qtr 2007 -	1st Qtr 2007 -
				4th Qtr 2006	1st Qtr 2006
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$6,006,899	$6,040,889	$5,599,172	-0.6	7.3
Earning assets	5,304,427	5,325,077	4,943,623	-0.4	7.3
Securities	1,043,321	1,072,857	1,147,955	-2.8	-9.1
Loans, net of unearned income	4,255,063	4,238,382	3,789,368	0.4	12.3
Allowance for loan losses	52,856	53,494	51,464	-1.2	2.7
Goodwill and intangibles	265,609	264,442	219,252	0.4	21.1

Deposits and repurchase agreements	4,607,886	4,621,942	4,216,877	-0.3	9.3
Short-term borrowings	138,898	127,142	175,225	9.2	-20.7
Long-term debt	497,948	527,892	534,061	-5.7	-6.8
Trust preferred securities	151,031	151,031	128,866	0.0	17.2
Shareholders’ equity	539,392	541,782	480,671	-0.4	12.2

Asset quality data
Non-accrual loans	$23,050	$24,636	$25,918	-6.4	-11.1
Restructured loans	3,591	3,492	5,031	2.8	-28.6

Non-performing loans	26,641	28,128	30,949	-5.3	-13.9
Other real estate owned	5,659	5,948	6,280	-4.9	-9.9

Non-performing assets	$32,300	$34,076	$37,229	-5.2	-13.2

Net loan charge-offs	$2,459	$3,007	$3,487	-18.2	-29.5
Allowance for loan losses	51,964	52,575	50,178	-1.2	3.6

Non-performing loans / total loans	0.63%	0.66%	0.81%
Non-performing assets / total assets	0.54%	0.57%	0.66%
Allowance for loan losses / total loans	1.22%	1.24%	1.31%
Allowance for loan losses / non-performing loans	195.05%	186.91%	162.13%
Net loan charge-offs (annualized) / average loans	0.23%	0.28%	0.37%

Balances at period end
Total assets	$6,015,804	$6,007,592	$5,631,413	0.1	6.8
Earning assets	5,302,013	5,292,930	4,968,263	0.2	6.7
Securities	1,038,985	1,034,358	1,131,937	0.4	-8.2
Loans, net of unearned income	4,259,121	4,253,144	3,826,964	0.1	11.3
Goodwill and intangibles	265,272	266,337	218,820	-0.4	21.2

Deposits and repurchase agreements	4,648,826	4,624,906	4,283,556	0.5	8.5
Short-term borrowings	110,460	111,846	145,226	-1.2	-23.9
Long-term debt	500,676	519,890	533,378	-3.7	-6.1
Trust preferred securities	151,031	151,031	128,866	0.0	17.2
Shareholders’ equity	538,292	537,372	481,264	0.2	11.8

Capital ratios
Equity/assets (period end)	8.95%	8.94%	8.55%
Leverage ratio	7.37%	7.28%	7.54%
Tangible equity/tangible assets (period end)	4.75%	4.72%	4.85%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2007	2006		1st Qtr 2007 -	1st Qtr 2007 -
				4th Qtr 2006	1st Qtr 2006
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$2,128,261	$2,067,673	$1,674,450	2.9	27.1
Direct installment	916,693	931,290	884,663	-1.6	3.6
Consumer LOC	252,770	255,806	257,421	-1.2	-1.8
Residential mortgages	489,298	499,777	485,016	-2.1	0.9
Indirect installment	449,241	466,986	484,762	-3.8	-7.3
Other	18,800	16,850	3,056	11.6	515.2

Total loans	$4,255,063	$4,238,382	$3,789,368	0.4	12.3

Deposits:
Non-interest bearing deposits	$622,048	$646,844	$638,232	-3.8	-2.5
Savings and NOW	1,965,627	1,946,040	1,738,215	1.0	13.1
Certificates of deposit and other time deposits	1,762,630	1,782,184	1,645,730	-1.1	7.1

Total deposits	4,350,305	4,375,068	4,022,177	-0.6	8.2
Customer repurchase agreements	257,582	246,874	194,700	4.3	32.3

Total deposits and repurchase agreements	$4,607,886	$4,621,942	$4,216,877	-0.3	9.3

Balances at period end
Loans:
Commercial	$2,153,697	$2,111,752	$1,708,307	2.0	26.1
Direct installment	910,531	926,766	909,340	-1.8	0.1
Consumer LOC	251,472	254,054	253,916	-1.0	-1.0
Residential mortgages	485,341	490,215	477,781	-1.0	1.6
Indirect installment	438,938	461,214	475,626	-4.8	-7.7
Other	19,142	9,143	1,994	109.4	860.1

Total loans	$4,259,121	$4,253,144	$3,826,964	0.1	11.3

Deposits:
Non-interest bearing deposits	$650,926	$654,617	$651,964	-0.6	-0.2
Savings and NOW	1,982,325	1,944,707	1,800,500	1.9	10.1
Certificates of deposit and other time deposits	1,761,778	1,773,518	1,637,474	-0.7	7.6

Total deposits	4,395,029	4,372,842	4,089,938	0.5	7.5
Customer repurchase agreements	253,798	252,064	193,618	0.7	31.1

Total deposits and repurchase agreements	$4,648,826	$4,624,906	$4,283,556	0.5	8.5